Exhibit 99.1
Ellington Financial Inc. Reports Third Quarter 2024 Results
OLD GREENWICH, Connecticut—November 6, 2024
Ellington Financial Inc. (NYSE: EFC) ("we," "us," or "our") today reported financial results for the quarter ended September 30, 2024.
Highlights
•Net income attributable to common stockholders of $16.2 million, or $0.19 per common share.1
◦$44.0 million, or $0.51 per common share, from the investment portfolio.
▪$39.2 million, or $0.45 per common share, from the credit strategy.
▪$4.8 million, or $0.06 per common share, from the Agency strategy.
◦$(2.5) million, or $(0.03) per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $34.5 million, or $0.40 per common share.
•Book value per common share as of September 30, 2024 of $13.66, including the effects of dividends of $0.39 per common share for the quarter.
•Dividend yield of 13.1% based on the November 5, 2024 closing stock price of $11.95 per share, and monthly dividend of $0.13 per common share declared on October 7, 2024.
•Recourse debt-to-equity ratio3 of 1.8:1 as of September 30, 2024, adjusted for unsettled purchases and sales. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 8.3:14.
•Cash and cash equivalents of $217.7 million as of September 30, 2024, in addition to other unencumbered assets of $546.8 million.
•On November 6, 2024, we announced the redemption of our Series E Preferred Stock. Such redemption is expected to take place on December 13, 2024.
Third Quarter 2024 Results
"In the third quarter, Ellington Financial's investment portfolio expanded as we utilized our strong balance sheet to continue growing our high-yielding loan portfolios. For the quarter, our non-QM loan, residential transition loan, commercial mortgage bridge loan, HELOC, and closed-end second lien loan portfolios increased by a combined 26%, which drove leverage incrementally higher, even as we continued to shrink our Agency portfolio and maintain additional dry powder to deploy," said Laurence Penn, Chief Executive Officer and President.
"Our third quarter results reflect excellent performance from our non-QM and proprietary reverse mortgage loan businesses, both driven in part by strong executions in the securitization markets. Our closed-end second liens, Agency and non-Agency RMBS, CLOs, and CMBS all delivered positive results as well. Underperformance from other parts of the portfolio partially offset these positive drivers, and overall for the quarter, EFC generated net income of $0.19 per share.
"In addition, adjusted distributable earnings increased nicely during the quarter to $0.40 per share and covered our dividends, driven in part by a sizeable contribution from our proprietary reverse mortgage strategy. Looking forward, we see support for adjusted distributable earnings from our larger investment portfolio, the additional dry powder we have to deploy, our continued progress in working out delinquent loan inventory, and our anticipated replacement in the fourth quarter of higher-cost debt and preferred equity with lower-cost debt."
Financial Results
Investment Portfolio Summary
Our investment portfolio generated net income attributable to common stockholders of $44.0 million, consisting of $39.2 million from the credit strategy and $4.8 million from the Agency strategy.
1 Includes $(25.3) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio, adjusted for unsettled purchases and sales, based on total recourse borrowings was 2.0:1 as of September 30, 2024.
4 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities.

Credit Performance
Our total long credit portfolio, excluding non-retained tranches of consolidated securitization trusts, increased by 19% to $3.25 billion as of September 30, 2024, from $2.73 billion as of June 30, 2024. The increase was primarily driven by net purchases of non-QM loans, closed-end second lien loans, home equity lines of credit, or "HELOCs," commercial mortgage bridge loans, and non-Agency RMBS. A portion of the increase was offset by smaller CLO and CMBS portfolios, driven by net sales.
Including associated financing costs and hedging gains/losses, strong net interest income and net gains from our non-QM loans and retained tranches, non-Agency RMBS, closed-end second lien loans, and CMBS drove the positive performance of our credit strategy in the third quarter. We also benefited from mark-to-market gains on our equity investments in the loan originators LendSure and American Heritage Lending, which reflected strong performance at those originators driven by increased origination volumes and wider gain-on-sale margins. Offsetting a portion of these gains were net losses on our consumer loan portfolio and a related equity investment in a consumer loan originator, as well as negative operating income on certain non-performing commercial mortgage loans and REO. Finally, we had a net loss on the Great Ajax common shares we had purchased in connection with last year's terminated merger.
The percentage of delinquent loans in our residential mortgage loan portfolio decreased quarter over quarter, while the percentage of delinquent loans in our commercial mortgage loan portfolio (including loans accounted for as equity method investments) increased. Both of these portfolios continue to experience low levels of realized credit losses and strong overall credit performance, though we continue to work out several non-performing commercial mortgage assets.
During the quarter, the net interest margin5 on our credit portfolio decreased to 2.64% from 2.76%. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency Performance
Our total long Agency RMBS portfolio decreased by approximately 14% quarter over quarter to $394.6 million, driven by net sales and principal repayments, which were partially offset by net gains.
In the third quarter, interest rates fell, the yield curve steepened, and Agency RMBS yield spreads tightened as the market anticipated the beginning of the Federal Reserve's interest rate cutting cycle. In September the Federal Reserve reduced the target range for the federal funds rate by 50 basis points and also released updated economic projections that implied another 50 basis points of interest rate cuts later in 2024. Overall for the third quarter, the U.S. Agency MBS Index generated an excess return of 0.76%. Against this backdrop, our Agency strategy generated positive results for the quarter, as net gains on our Agency RMBS exceeded net losses on interest rate hedges, which were driven by declining interest rates.
Average pay-ups on our specified pools decreased to 0.68% as of September 30, 2024, as compared to 0.91% as of June 30, 2024.
During the quarter, the net interest margin5 on our Agency RMBS, excluding the Catch-up Amortization Adjustment, increased to 2.03% from 1.99%. As with our credit strategy, we continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Longbridge Summary
Our Longbridge segment generated a net loss attributable to common stockholders of $(2.5) million for the third quarter, driven by net losses on interest rate hedges, partially offset by positive results in originations. We had a mark-to-market gain on our HMBS MSR Equivalent, but this gain was muted by wider HMBS yield spreads, which resulted in a net loss on this position after taking into account the net losses on the interest rate hedges that we hold against this position. Wider HMBS yield spreads adversely affect the value of our HMBS MSR Equivalent because they lower the component of projected servicing income that stems from the right to fund and securitize future borrower draws. In HECM originations, a decline in origination margins, also driven by wider HMBS yield spreads, was partially offset by higher volumes; whereas in proprietary reverse originations, net gains related to the securitization in July, along with improved origination margins and higher volumes, led to strong profits in that product line.
Our Longbridge portfolio, excluding non-retained tranches of consolidated securitization trusts, decreased by 5% sequentially to $494.2 million as of September 30, 2024, driven primarily by the completion of our securitization of proprietary reverse mortgage loans, partially offset by new proprietary reverse mortgage loan originations during the quarter.
5 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

Corporate/Other Summary
In addition to expenses not allocated to either the investment portfolio or Longbridge segments, our results for the quarter also reflect a net unrealized loss on our unsecured borrowings, driven by the decline in interest rates. This loss was partially offset by a net gain, also driven by the decrease in interest rates, on the fixed receiver interest rate swaps that we use to hedge the fixed payments on both our unsecured long-term debt and our preferred equity.
Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of September 30, 2024 and June 30, 2024:

	September 30, 2024		June 30, 2024
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs(4)	$67,963	1.4%	$75,719	1.8%
CMBS	38,937	0.8%	42,842	1.0%
Commercial mortgage loans(3)	392,073	8.3%	362,914	8.8%
Consumer loans and ABS backed by consumer loans(4)	88,805	1.9%	85,802	2.1%
Corporate debt and equity and corporate loans	31,650	0.7%	32,100	0.8%
Debt and equity investments in loan origination-related entities(6)	42,376	0.9%	37,381	0.9%
Forward MSR-related investments	149,831	3.2%	158,031	3.8%
Home equity line of credit and closed-end second lien loans	186,050	4.0%	62,737	1.5%
Non-Agency RMBS	155,423	3.3%	143,690	3.5%
Non-QM loans and retained non-QM RMBS(2)(7)	2,165,375	46.1%	1,802,847	43.5%
Other investments(5)	49,651	1.1%	23,533	0.6%
Residential transition loans and other residential mortgage loans(2)	1,248,001	26.6%	1,234,796	29.8%
Non-Dollar denominated:
CLOs(4)	6,956	0.1%	6,973	0.2%
Corporate debt and equity	206	—%	219	—%
RMBS(8)	17,480	0.4%	18,138	0.4%
Other residential mortgage loans	55,167	1.2%	52,368	1.3%
Total long credit portfolio	$4,695,944	100.0%	$4,140,090	100.0%
Less: Non-retained tranches of consolidated securitization trusts	1,445,466		1,414,389
Total long credit portfolio excluding non-retained tranches of consolidated securitization trusts	$3,250,478		$2,725,701
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(3)Includes equity investments in unconsolidated entities holding commercial mortgage loans and REO.
(4)Includes equity investments in securitization-related vehicles.
(5)Includes equity investment in Ellington affiliate.
(6)Includes corporate loans to certain loan origination entities in which we hold an equity investment.
(7)Retained non-QM RMBS represents RMBS issued by non-consolidated Ellington-sponsored non-QM loan securitization trusts, and interests in entities holding such RMBS.
(8)Includes an equity investment in an unconsolidated entity holding European RMBS.
Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of September 30, 2024 and June 30, 2024:

	September 30, 2024		June 30, 2024
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$346,341	87.8%	$413,685	90.4%
Reverse mortgages	33,723	8.5%	33,853	7.4%
IOs	14,579	3.7%	10,162	2.2%
Total long Agency RMBS	$394,643	100.0%	$457,700	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.

Longbridge Portfolio
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon ecuritization, the HECMs remain on our balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or the "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules. The following table summarizes loan-related assets(1) in the Longbridge segment as of September 30, 2024 and June 30, 2024:

	September 30, 2024	June 30, 2024
	(In thousands)
HMBS assets(2)	$8,890,459	$8,926,658
Less: HMBS liabilities	(8,790,589)	(8,832,058)
HMBS MSR Equivalent	99,870	94,600
Unsecuritized HECM loans(3)	127,625	103,668
Proprietary reverse mortgage loans(4)	597,093	449,968
Reverse MSRs	28,877	29,538
Unsecuritized REO	2,372	1,375
Total	855,837	679,149
Less: Non-retained tranches of consolidated securitization trusts	361,596	158,397
Total, excluding non-retained tranches of consolidated securitization trusts	$494,241	$520,752
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of September 30, 2024, includes $8.2 million of active HECM buyout loans, $10.6 million of inactive HECM buyout loans, and $4.2 million of other inactive HECM loans. As of June 30, 2024, includes $5.1 million of active HECM buyout loans, $9.9 million of inactive HECM buyout loans, and $4.3 million of other inactive HECM loans.
(4)As of September 30, 2024, includes $390.6 million of securitized proprietary reverse mortgage loans and $9.0 million of cash held in a securitization reserve fund. As of June 30, 2024, includes $181.1 million of securitized proprietary reverse mortgage loans and $4.5 million of cash held in a securitization reserve fund.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended September 30, 2024 and June 30, 2024:

($ In thousands)	September 30, 2024			June 30, 2024
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	459	$83,080	23%	408	$60,601	20%
Wholesale and correspondent	1,391	271,660	77%	1,298	243,937	80%
Total	1,850	$354,740	100%	1,706	$304,538	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
Our recourse debt-to-equity ratio3, adjusted for unsettled purchases and sales, increased to 1.8:1 at September 30, 2024 from 1.6:1 at June 30, 2024. The increase was primarily driven by an increase in borrowings on our larger credit portfolio, partially offset by a decrease in borrowings on our smaller Agency portfolio, the proprietary reverse mortgage securitization which converted certain recourse borrowings to non-recourse borrowings, and an increase in shareholders' equity. Our overall debt-to-equity ratio4, adjusted for unsettled purchases and sales, also increased during the quarter, to 8.3:1 as of September 30, 2024, as compared to 8.2:1 as of June 30, 2024.

The following table summarizes our outstanding borrowings and debt-to-equity ratios as of September 30, 2024 and June 30, 2024:

	September 30, 2024		June 30, 2024
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$3,224,630	2.0:1	$2,816,882	1.8:1
Non-recourse borrowings(4)	10,604,344	6.5:1	10,417,896	6.6:1
Total Borrowings	$13,828,974	8.5:1	$13,234,778	8.4:1
Total Equity	$1,625,649		$1,573,859
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		1.8:1		1.6:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		8.3:1		8.2:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings is 2.1:1 and 1.9:1 as of September 30, 2024 and June 30, 2024, respectively.
(4)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
The following table summarizes our operating results by strategy for the three-month period ended September 30, 2024:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$78,309	$5,418	$83,727	$16,470	$1,523	$101,720	$1.16
Interest expense	(46,905)	(5,132)	(52,037)	(12,318)	(4,491)	(68,846)	(0.78)
Realized gain (loss), net	(11,499)	(2,172)	(13,671)	(19)	—	(13,690)	(0.16)
Unrealized gain (loss), net	28,826	17,981	46,807	20,484	(9,059)	58,232	0.66
Net change from reverse mortgage loans and HMBS obligations	—	—	—	24,717	—	24,717	0.28
Earnings in unconsolidated entities	7,281	—	7,281	—	—	7,281	0.08
Interest rate hedges and other activity, net(2)	(8,561)	(11,294)	(19,855)	(17,252)	5,247	(31,860)	(0.36)
Credit hedges and other activities, net(3)	(2,573)	—	(2,573)	(722)	—	(3,295)	(0.04)
Income tax (expense) benefit	—	—	—	—	(12)	(12)	—
Investment related expenses	(4,146)	—	(4,146)	(11,539)	—	(15,685)	(0.18)
Other expenses	(1,418)	—	(1,418)	(22,272)	(11,549)	(35,239)	(0.40)
Net income (loss)	39,314	4,801	44,115	(2,451)	(18,341)	23,323	0.26
Dividends on preferred stock	—	—	—	—	(6,833)	(6,833)	(0.07)
Net (income) loss attributable to non-participating non-controlling interests	(116)	—	(116)	(39)	(4)	(159)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	39,198	4,801	43,999	(2,490)	(25,178)	16,331	0.19
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(156)	(156)	—
Net income (loss) attributable to common stockholders	$39,198	$4,801	$43,999	$(2,490)	$(25,334)	$16,175	$0.19
Net income (loss) attributable to common stockholders per share of common stock	$0.45	$0.06	$0.51	$(0.03)	$(0.29)	$0.19
Weighted average shares of common stock and convertible units(4) outstanding						88,039
Weighted average shares of common stock outstanding						87,198
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended June 30, 2024:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$81,983	$6,858	$88,841	$13,592	$1,915	$104,348	$1.22
Interest expense	(43,531)	(6,207)	(49,738)	(8,754)	(4,631)	(63,123)	(0.74)
Realized gain (loss), net	(11,208)	(14,200)	(25,408)	(24)	—	(25,432)	(0.29)
Unrealized gain (loss), net	30,143	9,140	39,283	3,683	1,868	44,834	0.52
Net change from reverse mortgage loans and HMBS obligations	—	—	—	19,034	—	19,034	0.22
Earnings in unconsolidated entities	12,042	—	12,042	—	—	12,042	0.14
Interest rate hedges and other activity, net(2)	4,292	5,507	9,799	3,487	(1,759)	11,527	0.13
Credit hedges and other activities, net(3)	(31)	—	(31)	—	—	(31)	—
Income tax (expense) benefit	—	—	—	—	(142)	(142)	—
Investment related expenses	(3,306)	—	(3,306)	(7,781)	—	(11,087)	(0.13)
Other expenses	(2,006)	—	(2,006)	(19,028)	(10,864)	(31,898)	(0.37)
Net income (loss)	68,378	1,098	69,476	4,209	(13,613)	60,072	0.70
Dividends on preferred stock	—	—	—	—	(6,825)	(6,825)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(382)	—	(382)	—	(4)	(386)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	67,996	1,098	69,094	4,209	(20,442)	52,861	0.62
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(514)	(514)	—
Net income (loss) attributable to common stockholders	$67,996	$1,098	$69,094	$4,209	$(20,956)	$52,347	$0.62
Net income (loss) attributable to common stockholders per share of common stock	$0.80	$0.01	$0.81	$0.05	$(0.24)	$0.62
Weighted average shares of common stock and convertible units(4) outstanding						85,880
Weighted average shares of common stock outstanding						85,045
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Thursday, November 7, 2024, to discuss our financial results for the quarter ended September 30, 2024. To participate in the event by telephone, please dial (800) 343-4849 at least 10 minutes prior to the start time and reference the conference ID EFCQ324. International callers should dial (203) 518-8948 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Thursday, November 7, 2024, at approximately 2:00 p.m. Eastern Time through Thursday, November 14, 2024 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-2475. International callers should dial (402) 220-7220. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Nine-Month Period Ended
	September 30, 2024	June 30, 2024	September 30, 2024
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$107,281	$100,470	$309,272
Interest expense	(73,654)	(66,874)	(210,993)
Total net interest income	33,627	33,596	98,279
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(12,243)	(22,968)	(52,419)
Realized gains (losses) on financial derivatives, net	(41,564)	6,313	(31,774)
Realized gains (losses) on real estate owned, net	(397)	(1,877)	(3,646)
Unrealized gains (losses) on securities and loans, net	126,908	40,271	172,752
Unrealized gains (losses) on financial derivatives, net	356	7,902	38,623
Unrealized gains (losses) on real estate owned, net	(769)	882	(567)
Unrealized gains (losses) on other secured borrowings, at fair value, net	(56,179)	(1,516)	(70,218)
Unrealized gains (losses) on unsecured borrowings, at fair value	(9,059)	1,868	(5,363)
Net change from HECM reverse mortgage loans, at fair value	158,554	146,706	510,757
Net change related to HMBS obligations, at fair value	(133,837)	(127,672)	(439,491)
Other, net	1,581	7,652	16,742
Total other income (loss)	33,351	57,561	135,396
EXPENSES
Base management fee to affiliate, net of rebates	6,031	5,811	17,572
Investment related expenses:
Servicing expense	6,334	5,782	17,805
Debt issuance costs related to Other secured borrowings, at fair value	1,991	—	5,103
Other	7,360	5,305	17,100
Professional fees	2,667	2,438	8,074
Compensation and benefits	18,987	16,353	49,983
Other expenses	7,554	7,296	21,927
Total expenses	50,924	42,985	137,564
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	16,054	48,172	96,111
Income tax expense (benefit)	12	142	214
Earnings (losses) from investments in unconsolidated entities	7,281	12,042	21,549
Net Income (Loss)	23,323	60,072	117,446
Net Income (Loss) attributable to non-controlling interests	315	900	1,697
Dividends on preferred stock	6,833	6,825	20,312
Net Income (Loss) Attributable to Common Stockholders	$16,175	$52,347	$95,437
Net Income (Loss) per Common Share:
Basic and Diluted	$0.19	$0.62	$1.12
Weighted average shares of common stock outstanding	87,198	85,045	85,576
Weighted average shares of common stock and convertible units outstanding	88,039	85,880	86,402

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	September 30, 2024	June 30, 2024	December 31, 2023(1)
ASSETS
Cash and cash equivalents	$217,725	$198,513	$228,927
Restricted cash	10,578	6,098	1,618
Securities, at fair value	1,063,774	1,127,684	1,518,377
Loans, at fair value	13,519,786	12,846,106	12,306,636
Loan commitments, at fair value	5,955	5,623	2,584
Forward MSR-related investments, at fair value	149,831	158,031	163,336
Mortgage servicing rights, at fair value	28,877	29,538	29,580
Investments in unconsolidated entities, at fair value	188,475	163,182	116,414
Real estate owned	29,690	25,248	22,085
Financial derivatives–assets, at fair value	149,679	162,165	143,996
Reverse repurchase agreements	331,630	85,671	173,145
Due from brokers	16,048	22,036	51,884
Investment related receivables	208,861	195,557	480,249
Other assets	32,381	67,201	77,099
Total Assets	$15,953,290	$15,092,653	$15,315,930
LIABILITIES
Securities sold short, at fair value	$304,918	$51,858	$154,303
Repurchase agreements	2,642,052	2,301,976	2,967,437
Financial derivatives–liabilities, at fair value	49,243	44,064	61,776
Due to brokers	55,529	74,946	62,442
Investment related payables	25,178	38,977	37,403
Other secured borrowings	284,897	217,225	245,827
Other secured borrowings, at fair value	1,813,755	1,585,838	1,424,668
HMBS-related obligations, at fair value	8,790,589	8,832,058	8,423,235
Unsecured borrowings, at fair value	278,128	269,069	272,765
Base management fee payable to affiliate	6,031	5,811	5,660
Dividend payable	15,892	15,158	11,528
Interest payable	21,045	17,174	22,933
Accrued expenses and other liabilities	40,384	64,640	90,341
Total Liabilities	14,327,641	13,518,794	13,780,318
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 14,757,222, 14,757,222 and 14,757,222 shares issued and outstanding, and $368,931, $368,931 and $368,931 aggregate liquidation preference, respectively	355,551	355,551	355,551
Common stock, par value $0.001 per share, 300,000,000, 300,000,000, and 200,000,000 shares authorized, respectively; 90,661,736, 85,041,913 and 83,000,488 shares issued and outstanding, respectively(2)	91	85	83
Additional paid-in-capital	1,613,740	1,541,002	1,514,797
Retained earnings (accumulated deficit)	(362,146)	(343,853)	(353,360)
Total Stockholders' Equity	1,607,236	1,552,785	1,517,071
Non-controlling interests	18,413	21,074	18,541
Total Equity	1,625,649	1,573,859	1,535,612
TOTAL LIABILITIES AND EQUITY	$15,953,290	$15,092,653	$15,315,930
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.66	$13.92	$13.83
(1)Derived from audited financial statements as of December 31, 2023.
(2)Common shares issued and outstanding at September 30, 2024 includes 5,612,166 shares of common stock issued under our ATM program and 7,657 shares of common stock issued for the conversion of LTIP Units during the three-month period ended September 30, 2024.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended September 30, 2024 and June 30, 2024, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	September 30, 2024				June 30, 2024
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$44,115	$(2,451)	$(18,341)	$23,323	$69,476	$4,209	$(13,613)	$60,072
Income tax expense (benefit)	—	—	12	12	—	—	142	142
Net income (loss) before income tax expense (benefit)	44,115	(2,451)	(18,329)	23,335	69,476	4,209	(13,471)	60,214
Adjustments:
Realized (gains) losses, net(1)	63,515	—	(1)	63,514	34,875	—	1,059	35,934
Unrealized (gains) losses, net(2)	(57,575)	52	2,429	(55,094)	(50,663)	1,441	(2,679)	(51,901)
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	11,728	—	11,728	—	(394)	—	(394)
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	(498)	—	—	(498)	(720)	—	—	(720)
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(4)	—	(2,007)	—	(2,007)	—	—	—	—
Non-capitalized transaction costs and other expense adjustments(5)	2,353	2,846	219	5,418	1,081	181	321	1,583
(Earnings) losses from investments in unconsolidated entities	(7,281)	—	—	(7,281)	(12,042)	—	—	(12,042)
Adjusted distributable earnings from investments in unconsolidated entities(6)	2,769	—	—	2,769	3,272	—	—	3,272
Total Adjusted Distributable Earnings	$47,398	$10,168	$(15,682)	$41,884	$45,279	$5,437	$(14,770)	$35,946
Dividends on preferred stock	—	—	6,833	6,833	—	—	6,825	6,825
Adjusted Distributable Earnings attributable to non-controlling interests	205	43	332	580	486	23	278	787
Adjusted Distributable Earnings Attributable to Common Stockholders	$47,193	$10,125	$(22,847)	$34,471	$44,793	$5,414	$(21,873)	$28,334
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.54	$0.12	$(0.26)	$0.40	$0.53	$0.06	$(0.26)	$0.33
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR Equivalent and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(4)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(5)For the three-month period ended September 30, 2024, includes $2.1 million of one-time compensation expense related to the cancellation of employee stock options, $2.2 million of non-capitalized transaction costs, $0.8 million of various other expenses, and $0.3 million of non-cash equity compensation expense. For the three-month period ended June 30, 2024, includes $1.1 million of non-capitalized transaction costs, $0.3 million of non-cash equity compensation expense, and $0.2 million of various other expenses.
(6)Includes net interest income and operating expenses for certain investments in unconsolidated entities.